UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore		018989
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On May 16, 2008, the Company filed a Report on Form 8-K disclosing that it had named Paul Read as Chief Financial Officer of the Company, effective June 30, 2008. This Form 8-K/A amends the previously-filed Form 8-K to report compensation arrangements for Mr. Read.
On June 2, 2008, the Board approved the following compensation arrangements for Mr. Read:
•	an annual base salary for Mr. Read of $600,000 effective May 15, 2008;

•	participation in the Company’s annual incentive bonus plan and eligibility for a bonus of up to 202.5% of base salary;

•	participation in the Company’s three-year cash incentive bonus plan and eligibility for a cash bonus of up to $1,250,000;

•	a grant of performance-based restricted stock units covering up to 200,000 shares; and

•	a grant of 1,400,000 options under the Company’s 2001 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: June 5, 2008	By:	/s/ Carrie L. Schiff
		Name:	Carrie L. Schiff
		Title:	Senior Vice President and General Counsel